UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
May 17, 2010
Date of Report (Date of earliest event reported)
ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-26366 (Commission File Number)	23-2812193 (IRS Employer Ident. No.)

732 Montgomery Avenue, Narberth, Pennsylvania (Address of principal executive offices)	19072 (Zip Code)
(610) 668-4700
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02	Results of Operation and Financial Condition.
     On May 17, 2010, Royal Bancshares of Pennsylvania, Inc. (“Royal”) issued a press release announcing its financial results for the period ending March 31, 2010. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (d) On May 19, 2010, the board of directors of Royal appointed Jay H. Shah to the board of directors as a Class III director with a term expiring at the annual meeting of shareholders in 2011. Mr. Shah has been appointed to serve on the compensation committee of Royal’s board of directors. He has also been appointed a director of Royal Bank America, a wholly owned banking subsidiary of Royal (the “Bank”), and Royal Investments America, LLC, a wholly owned investment subsidiary of Royal.
     On May 19, 2010, the board of directors of Royal also appointed Michael J. Piracci to the board of directors as a Class III director with a term expiring at the annual meeting of shareholders in 2011. Mr. Piracci has been appointed to serve on the audit committee and the nominating and governance committee of Royal’s board of directors. He has also been appointed a director of the Bank.
     Messrs. Shah and Piracci will be compensated for their services as a director on the same basis as other non-employee directors of Royal and the Bank, including annual retainers, fees for attending board and committee meetings, and eligibility to receive stock-based awards under Royal’s equity incentive plan. There have been no transactions within the last fiscal year, or any currently proposed transactions, in which Royal or the Bank was or is to be a participant and in which Messrs. Shah or Piracci have or had a direct or indirect material interest which would be required to be reported under Item 404(a) of Regulation S-K.
     On May 20, 2010, Royal issued a press release announcing the appointments of Messrs. Shah and Piracci to Royal’s board of directors. A copy of the press release is attached as Exhibit 99.2 hereto.

Item 5.07	Submission of Matters to a Vote of Security Holders.
     On May 19, 2010, Royal held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”) for which the board of directors solicited proxies. At the Annual Meeting, the shareholders of Royal voted on the following proposals described in the Proxy Statement dated April 9, 2010.
     The proposals voted on and approved by the shareholders of Royal at the Annual Meeting were as follows:
Proposal No. 1. Royal’s shareholders elected three individuals to serve as Class II members of the board of directors, as set forth below:

	Votes	Votes	Broker
Name	For	Withheld	Non-Votes
Anthony J. Micale	20,948,455	665,242	3,274,087
Gregory T. Reardon	21,544,656	69,041	3,274,087
Robert R. Tabas	20,945,657	668,040	3,274,087
Proposal No. 2. Royal’s shareholders ratified the appointment of ParenteBeard LLC, of Malvern, Pennsylvania, as Royal’s independent registered public accounting firm for the year ending December 31, 2010, as set forth below:

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
24,519,672	365,357	2,755	—
Proposal No. 3. Royal’s shareholders ratified a non-binding proposal to approve the executive compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure (together with the accompanying narrative disclosure) regarding the named executive officers in Royal’s proxy statement, as set forth below:

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
24,438,311	428,244	21,229	—

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits:
99.1	Press release dated May 17, 2010 regarding financial results for the period ending March 31, 2010.

99.2	Press release dated May 20, 2010 regarding the appointment of directors.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
Dated: May 21, 2010	By:	/s/ James J. McSwiggan, Jr.
James J. McSwiggan, Jr.
President and Chief Operating Officer